EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We  consent  to  the   incorporation  by  reference  in  The  AES  Corporation's
Registration Statement No. 33-44498 on Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 33-95046 on Form S-3, and Registration Statement No. 333-39857 on Form S-3, of our report dated February 4, 1999 appearing in this Current Report on Form 8-K of The AES Corporation dated March 18, 1999.


DELOITTE & TOUCHE LLP

Washington, DC
March 18, 1999